Exhibit 10.1(a)
Schedule of Supplemental Executive Retirement Plan Agreements of Named Executive Officers dated as of September 30, 2020

Name	Maximum SERP Benefit Payable at Retirement
Stephen D. Westhoven, President and Chief Executive Officer	$250,000
Nancy A. Washington, Senior Vice President and General Counsel	$125,000
Amy Cradic, Senior Vice President and Chief Operating Officer of Non-Utility Businesses, Strategy and External Affairs	$125,000
Patrick J. Migliaccio, Senior Vice President and Chief Financial Officer	$125,000
Amanda E. Mullan, Senior Vice President and Chief Human Resources Officer	$125,000